Exhibit 10.1

FIFTH AMENDMENT TO

PUMA BIOTECHNOLOGY, INC.

2011 INCENTIVE AWARD PLAN

This Fifth Amendment (“Fifth Amendment”) to the Puma Biotechnology, Inc. 2011 Incentive Award Plan, as amended (the “Plan”), is adopted by the Board of Directors (the “Board”) of Puma Biotechnology, Inc., a Delaware corporation (the “Company”), effective as of April 1, 2021 (the “Effective Date”). Capitalized terms used in this Fifth Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

A.	The Company currently maintains the Plan.

B.

Pursuant to Section 13.1 of the Plan, (i) the Board has the authority to amend the Plan at any time or from time to time, and (ii) the Board has the authority to amend the Plan to increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan (the “Share Limit”), subject to approval by the stockholders of the Company twelve (12) months before or after such action.

C.

The Board believes it is in the best interests of the Company and its stockholders to amend the Plan to (i) extend the period under which incentive stock options may be granted under the Plan and (ii) increase the Share Limit.

AMENDMENT

The Plan is hereby amended as follows, effective as of the Effective Date, except as otherwise provided below:

1.	Section 2.19. Section 2.19 is hereby deleted and replaced in its entirety with the following:

“2.19 “Effective Date” shall mean April 1, 2021.”

2.

Section 3.1(a). The first sentence of Section 3.1(a) of the Plan is hereby deleted and replaced in its entirety with the following, subject to approval by the stockholders of the Company within twelve (12) months following the Effective Date:

“Subject to Sections 3.1(b), 13.1 and 13.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be equal to fourteen million five hundred twenty-nine thousand four hundred twelve (14,529,412) Shares (the “Share Limit”), all of which may be issued as Incentive Stock Options.”

3.

This Fifth Amendment shall be and, as of the Effective Date, is hereby incorporated in and forms a part of the Plan; provided that the amendments to Section 2.19 and Section 3.1(a) shall be subject to approval by the stockholders of the Company within twelve (12) months of the Effective Date.

4.	Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

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I hereby certify that this Fifth Amendment was duly adopted by the Board on April 1, 2021.

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I hereby certify that this Fifth Amendment was approved by the stockholders of the Company on June 15, 2021.

Executed on this 15th day of June, 2021.

PUMA BIOTECHNOLOGY, INC.

By:	/s/ Alan H. Auerbach
Name:	Alan H. Auerbach
Title:	President, Chief Executive Officer